EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-4 (File Nos. 333-53326, 333-53874, 333-03534, 333-11705, 333-22249, 333-56842, 333-37492, 333-53320, 333-20921, 333-05483, 333-131623, 333-38841, 333-124232 and 333-101373) of SEACOR Holdings Inc. and in the related Prospectuses and the Registration Statements on Form S-8 (Nos. 333-12637, 333-56714, 333-105340, 333-126613, 333-129356 and 333-105346) of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of SEACOR Holdings Inc., SEACOR Holdings Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SEACOR Holdings Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Certified Public Accountants

Fort Lauderdale, Florida
February 26, 2007